UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):    June 17, 2015

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           Effective June 17, 2015, the Board of Directors of New Concept Energy, Inc. (the “Company” or the “Issuer” or the “Registrant”) elected Raymond Roberts, Sr., age 84, as a director to fill a vacancy on the Board of Directors. Mr. Roberts is recently retired. For more than the past five years, he has been Director of Aviation of Steller Aviation, Inc., a privately held Nevada corporation, engaged in the business of aircraft (Boeing 737) and logistical management. Mr. Roberts was also elected as a member of the Governance and Nominating Committee of the Board of Directors of the Registrant. Mr. Roberts is not related to any other director or executive officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

 Dated: June 19, 2015

NEW CONCEPT ENERGY, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, President and Chief Financial Officer